UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 15, 2007
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio	44308

(Address of principal executive offices)	(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01       REGULATION FD DISCLOSURE.
     On February 16, 2007, FirstMerit Corporation (the “Company”) issued a press release as attached as Exhibit 99.1 hereto and incorporated by reference herein.
     Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
ITEM 8.01      OTHER EVENTS.
     On February 15, 2007, the Board of Directors of the Company adopted certain revisions to the Corporate Governance Guidelines of the Company, including (i) a majority vote policy for the election of directors which includes a resignation policy for any director nominee if a majority of votes are withheld in the director’s election, (ii) a shareholder rights plan policy under which the Company will seek shareholder approval within twelve months of any future rights plan adopted by the Board of Directors with a stated term longer than 12 months, and (iii) a revised director retirement age policy with an increase in the suggested retirement from age 70 to age 72. A copy of the revised Corporate Governance Guidelines is attached as Exhibit 99.2 hereto, incorporated by reference herein, and will be posted to the Company’s website.
ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.
           (d)       Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 16, 2007

99.2	FirstMerit Corporation Corporate Governance Guidelines

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation
By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and Chief Financial Officer

Date: February 16, 2007